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Exhibit 21

Parent and subsidiaries

City National Corporation
        City National Financial Services, Inc. (99.5%)
        CN Acquisition Corporation
                Reed, Conner & Birdwell, LLC (99.0%)
        City National Bank
                BSC Mortgage Corporation (Inactive)
                City National Mortgage Company
                City National Properties, Inc.
                City National Securities, Inc.
                CN Loan Fund, Inc.
                CN Special Holdings, LLC
                PB Capital Management & Insurance Services (Inactive)
                Sterling Capital Placement (Inactive)
                City National Asset Management, Inc.
                City National International Insurance Holdings, Inc.
                        City National Insurance Company, Ltd.
                Citinational Real Estate, Inc.
                        Citinational Bancorporation
                TPB Holdings, Inc.
                        Roxbury Insurance Corporation.
                CN Real Estate Investment Holdings, Inc.
                        CN Real Estate Investment, Inc.

City National Corporation is a corporation organized under the laws of the State of Delaware. City National Financial Services, Inc. is a corporation organized under the laws of the State of California and is 99.5% owned by City National Corporation with the remaining 0.5% owned by City National Bank. CN Acquisition Corporation, a California corporation is 100% owned by City National Corporation. CN Acquisition Corporation owns 99.0% of Reed, Conner and Birdwell, LLC, a limited liability corporation organized under the laws of the State of Delaware. City National Bank is a national banking association organized under the laws of the United States of America. Each of the other above-named subsidiaries is a corporation organized under the laws of the State of California unless otherwise noted. Registrant owns 100% of the outstanding capital stock of City National Bank ("Bank"). The Bank owns 100% of the outstanding common stock of BSC Mortgage Corporation, City National Mortgage Company, City National Properties, Inc., City National Securities, Inc., CN Loan Fund, Inc., a Maryland corporation, CN Special Holdings, LLC, PB Capital Management & Insurance Services Corporation, Sterling Capital Placement Corporation, City National Asset Management, Inc., CN Real Estate Investment Holdings, Inc., City National International Insurance Holdings, Inc., Citinational Real Estate, Inc. and TPB Holdings, Inc. City National International Insurance Holdings, Inc. owns 100% of City National Insurance Company, Ltd., a British Virgin Island corporation, Citinational Real Estate, Inc. owns 100% of Citinational Bancorporation and TPB Holdings, Inc. owns 100% of Roxbury Insurance Corporation, a corporation organized under the laws of the state of Hawaii. CN Real Estate Investment Holdings, Inc. owns 100% of CN Real Estate Investment, Inc.

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Exhibit 21